SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

November 14, 2000

Date of Report (Date of earliest event reported)

TORVEC, INC

(Exact Name of registrant as specified in its charter)

      New York                                    000-24455
State or other jurisdiction            Commission File Number
                                                  of incorporation

       16-1509512
IRS Employer ID Number

   11 Pond View Drive, Pittsford, New York 14534
(Address of Principal Executive Offices

                (716)  248-8549
(Registrant's telephone number, including area code)

The Exhibit Index is found on page 9 of this Current Report.

ITEM 1:	CHANGES IN CONTROL OF REGISTRANT
Not Applicable

ITEM 2:	ACQUISITION OR DISPOSITION OF ASSETS
Not Applicable

ITEM 3:	BANKRUPTCY OR RECEIVERSHIP
Not Applicable

ITEM 4:	CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT
Not Applicable

ITEM 5:	OTHER EVENTS AND REGULATION FD DISCLOSURE

On November 14, 2000, the Registrant joined with Vernon and Keith Gleasman in filing a lawsuit against McElroy Manufacturing, Inc., Arthur H. McElroy, II and Tri-Mc (collectively, "MMI") in the United States District Court for the Northern District of Oklahoma. Prior to the commencement of this lawsuit, the Gleasmans and MMI have been engaged in litigation and arbitration proceedings concerning an October, 1991 contract between the Gleasmans and MMI. On April 22, 1999, the arbitrator issued a non-appealable decision which held that the exclusive ownership of the patents and the exclusive right to assign all interest in the patents, which were the subject matter of the litigation, belonged to the Gleasmans and, hence, were assignable by the Gleasmans to the Registrant upon the Registrant's formation in 1996. The Registrant has reported on the ongoing status of the litigation and the arbitration proceedings in its previous filings, the most recent of which was its Quarterly Report (Form 10-QSB) filed for the period ended September 30, 2000.

Under the 1991 contract, MMI was to manufacture from one to five prototypes of an hydraulic pump and motor designed by the Gleasmans for use in a continuously variable gear transmission also designed by them. The hydraulic pump and motor designed by the Gleasmans necessitated a constant velocity joint in order to be marketable, and the Gleasmans utilized a gimbel in their designs for the constant velocity joint. The designs and related technology were patented under U.S. Patent No. 5, 440,878.

MMI manufactured a first-generation prototype of the pump and motor using a gimbel for the constant velocity joint. However, after such manufacture, on numerous occasions, MMI stated to the Gleasmans that the first-generation prototype pulsated or oscillated during operation of the motor which rendered the pump and motor inoperable for its stated purposes and, thus, unmarketable, and that the gimbel was the source of the pulsation or oscillation.

Management of the Registrant believes that these statements made by MMI were false and that MMI knew that the first-generation pump and motor utilizing a gimbel as the constant velocity joint, as specifically designed by the Gleasmans, did not pulsate or oscillate but was instead a valuable and marketable pump and motor system which could have been rapidly commercialized.

As a result of these falsifications, management believes that the Registrant has been harmed in the following important respects:

The Gleasmans and Torvec were induced to proceed with expensive and time consuming design, manufacturing and marketing of an alternative to the gimbel. Specifically, the Gleasmans and, later, Torvec, expended an aggregate sum of approximately $1,000,000 in the design, manufacture and marketing of spherical gear technology, in significant part, to replace the gimbel and subsequent pump and motor prototypes.

As a result of MMI's false representations, the Gleasmans and, later, the Registrant have lost significantly valuable business opportunities available to them. By reason of the foregoing, management believes that MMI is liable to the Registrant for considerable compensatory and punitive damages in an amount to be determined at trial.

As a result of MMI's fraudulent representations, the Gleasmans, and later, the Registrant, were induced to forebear the exercise of their rights to obtain worldwide patents on the pump and motor design which implemented a gimbel as the constant velocity joint and that therefore MMI is liable to the plaintiffs, including the Registrant, for compensatory and punitive damages in amounts to be determined at trial.

The plaintiffs, including the Registrant, have demanded a jury trial with respect to this litigation.

ITEM 6:	RESIGNATION OF REGISTRANT'S DIRECTORS

Not Applicable

ITEM 7:	FINANCIAL STATEMENTS AND EXHIBITS

	A.	Financial Statement of Business Acquired
Not Applicable

	B.	Pro Forma Financial Information
Not Applicable

C.	Exhibits

	1.	Underwriting Agreement
Not Applicable

	2.	Plan of acquisition, reorganization, arrangement, liquidation or succession
Not Applicable

	4.	Instruments defining the rights of security holders, including debentures

Not Applicable

	16.	Letter re: change in certifying accountant
Not Applicable

	17.	Letter re: director resignation
Not Applicable

	20.	Other documents or statements to security holders
Not Applicable

24.	Consents of experts and counsel
Not Applicable

25.	Power of Attorney
Not Applicable

27.	Financial Data Schedule
Financial Data Schedule

99.	Additional Exhibits
	99.1	Complaint and Demand for Jury as filed in the U.S. District Court for Northern District of Oklahoma on November 14, 2000

ITEM 8:     CHANGE IN FISCAL YEAR

               Not Applicable

ITEM 9:     REGULATION FD DISCLOSURE

               Not Applicable

SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 17, 2000.	TORVEC, INC By: /S/ KEITH E. GLEASMAN KEITH E. GLEASMAN President

Dated: November 17, 2000	TORVEC, INC. By: /S/ SAMUEL M. BRONSKY SAMUEL M. BRONSKY Chief Financial Officer

EXHIBIT INDEX

Exhibit                                                                                                                        Page Number

1.	Underwriting Agreement
Not Applicable

2.	Plan of acquisition, reorganization, arrangement, liquidation or succession
Not Applicable

4.	Instruments defining the rights of security holders, including debentures
Not Applicable

16.	Letter re: change in certifying accountant
Not Applicable

17.	Letter re: director resignation
Not Applicable

20.	Other documents or statements to security holders
Not Applicable

24.	Consents of experts and counsel
Not Applicable

25.	Power of Attorney
Not Applicable

27.	Financial Data Schedule
Not Applicable

99.	Additional Exhibits
	99.1	Complaint and Demand for Jury as filed in the U.S. District Court for Northern District of Oklahoma on November 14, 2000	10

IN THE UNITED STATES DISTRICT COURT
FOR THE NORTHERN DISTRICT OF OKLAHOMA
KEITH GLEASMAN, VERNON GLEASMAN and TORVEC, INC. Plaintiffs vs. McELROY MANUFACTURING, INC. and ARTHUR H. McELROY, II and TRI-Mc, Defendants.	) ) ) ) ) ) Case No. ) ) ) ) ) )

COMPLAINT AND DEMAND FOR JURY

          The Plaintiffs, KEITH GLEASMAN, VERNON GLEASMAN and TORVEC, INC., as and for their Complaint as against the Defendants, McELROY MANUFACTURING, INC., ARTHUR H. McELROY, II and TRI-Mc, do hereby allege as follows:

THE PARTIES

               1.     The Plaintiffs, KEITH GLEASMAN and VERNON GLEASMAN, are individuals residing at all relevant times in the State of New York, County of Monroe.

               2.     The Plaintiff, TORVEC, INC. (hereinafter referred to as "TORVEC"), is a corporation organized and existing under and by virtue of the laws of the State of New York, with its principal place of business located in Rochester, New York.

               3.      The Defendant, McELROY MANUFACTURING, INC. (hereinafter referred to as "MMI"), is a corporation organized and existing under and by virtue of the laws of the State of

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Oklahoma, with its principal place of business in Tulsa, Oklahoma.

          4.     The Defendant, ARTHUR H. McELROY, II (hereinafter referred to as "Mr. McElroy"), is an individual residing at all relevant times in the State of Oklahoma.

          5.     The Defendant, TRI-MC, is a partnership organized and existing under and by virtue of the laws of the State of Oklahoma, with its principal place of business in Tulsa, Oklahoma.

JURISDICTION AND VENUE

          6.     This action is within the jurisdiction of this Court by virtue of 28 U.S.C. 1332 based upon diversity of citizenship.

          7.     The matter in controversy exceeds the sum of $ 1 0,000.00, exclusive of interest and costs.

          8.     Venue in the United States District Court, Northern District of Oklahoma is appropriate based upon the Defendants' residence pursuant to 28 U.S.C. 1 391; as portions of the conduct complained of took place in Tulsa, Oklahoma; and due to the pendency of a lawsuit in this Court involving these parties.

FIRST COUNT

               9.      In and about October, 1991, Vernon and Keith Gleasman, as sole owners of certain valuable intellectual property, entered into a contract (see Exhibit "A" hereto) with MMI, wherein and whereby, among other terms and conditions, MMI was to manufacture from one to five prototypes of an hydraulic pump and motor designed by Vernon and Keith Gleasman for use in a continuously variable geared transmission also designed by Vernon and Keith Gleasman.

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               10.     The aforesaid hydraulic pump and motor designed by Vernon and Keith Gleasman necessitated a constant velocity joint to be marketable, and Vernon and Keith Gleasman utilized in their designs a gimbal for the said constant velocity joint, said designs and related technology having been patented under United States Patent No. 5,440,878.

               11.     MMI manufactured a first generation prototype of the pump (hereinafter referred to as the "CVT01") and motor (hereinafter referred to as the "CVTO2 ") using a gimbal for the constant velocity joint.

               12.     On numerous occasions commencing between approximately February, 1992 and August, 1992, Mr. McElroy represented to Vernon and Keith Gleasman that the first generation prototype pulsated or oscillated during operation of the motor rendering the pump and motor inoperable for its stated purposes, and thus unmarketable, and that the gimbal was the source of the pulsation or oscillation.

               13.     The foregoing representations by Mr. McElroy were false and fraudulent and/or were made by Mr. McElroy and MMI as part of a scheme or artifice to defraud.

               14.     The foregoing representations by Mr. McElroy were known to be false when made in that Mr. McElroy knew that the first generation prototype pump and motor utilizing a gimbal as the constant velocity joint, as specifically designed by Vernon and Keith Gleasman, did not pulsate or oscillate, but was instead a valuable and marketable pump and motor system which could have been rapidly commercialized.

               15.     Upon information and belief, Mr. McElroy and MMI manufactured the CVT01 and CVT02 prototype using component parts intentionally machined so as to fail during operation.

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               16.     Mr. McElroy's false and fraudulent representations, concealments and related conduct, as aforesaid, were made with the specific intent to deceive Vernon and Keith Gleasman and with the specific intent to induce Vernon and Keith Gleasman to believe that their valuable and marketable intellectual property was not valuable and marketable.

               17.     Mr. McElroy's false and fraudulent representations, concealments and related conduct, as aforesaid, were material, and at the time, Vernon and Keith Gleasman believed them to be true, and in reliance thereupon, Vernon and Keith Gleasman were induced to proceed with the expensive and time consuming design, manufacturing and marketing of alternative products.

               18.     Specifically, Vernon and Keith Gleasman, and later, TORVEC, expended an aggregate sum of approximately One Million Dollars ($ 1,000,000.00) in the design, manufacture and marketing of spherical gear technology, in significant part, to replace the gimbal in subsequent pump and motor prototypes.

               20.     By reason of the foregoing, the Defendants, Mr. McElroy and MMI, are liable to the Plaintiffs for compensatory and punitive damages in amounts to be determined at trial.

SECOND COUNT

               21.     The Plaintiffs repeat, reiterate and reallege each and every allegation contained in paragraphs "I" through "20" above with the same force and effect as though set forth at length herein.

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               22.     As the direct and proximate result of Mr. McElroy's false and fraudulent representations, concealments and related conduct, as aforesaid, the Plaintiffs lost significantly valuable business opportunities then available to them.

               23.     By reason of the foregoing, the Defendants, Mr. McElroy and MMI, are liable to the Plaintiffs for compensatory damages in an amount to be determined at trial, but in an amount of no less than One Hundred and Fifty Million Dollars ($150,000, .00 d for punitive damages to be determined at trial.

THIRD COUNT

               24.     The Plaintiffs repeat, reiterate and reallege each and every allegation contained in paragraphs " 1 " through "23 " above with the same force and effect as though set forth at length herein.

               25.     As the direct and proximate result of Mr. McElroy's false and fraudulent representations, concealments and related conduct, as aforesaid, and in express reliance thereupon, the Plaintiffs were induced to forebear the exercise of their rights to obtain world-wide patents on the pump and motor design which implemented a gimbal as the constant velocity joint (United States Patent No. 5,440,878.

               26.     By reason of the foregoing, the Defendants, Mr. McElroy and MMI, are liable to the Plaintiffs for compensatory and punitive damages in amounts to be determined at trial.

FOURTH COUNT

               27.     The Plaintiffs repeat, reiterate and reallege each and every allegation contained in paragraphs "1" through "26" above with the same force and effect as though set forth at length herein.

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               28.     Mr. McElroy's false and fraudulent misrepresentations, concealments and related conduct, as aforesaid, were perpetuated, in part, through the judicial system, specifically, through an action brought in the United States District Court, Northern District of Oklahoma, entitled "McElroy Manufacturing, Inc., et al v. Gleasman," Case no. CV-97-751-K(J), and through Arbitration proceedings commenced in the State of New York known as "Gleasman v. McElroy Manufacturing, Inc.," American Arbitration Association, Commercial Arbitration Division, Case no. 15-199-00193-97-MJC.

               29.     At the time of the drafting of this Complaint, MMI had in fact obtained an Award (see Exhibit 'B" hereto) through Arbitration, and a Motion to Confirm said Award was pending before this Court. Said Award was expressly premised, in pertinent part, upon MMI's good faith and fair dealing.

               30.     It was unknown to the Plaintiffs at the time of the all relevant proceedings therein that Mr. McElroy had misrepresented the operability of the CVT01 and CVT02, and that he and MMI had, upon information and belief, intentionally machined components to fail during operation.

               31.     As the direct and proximate result of McElroy and MMI perpetuating their fraudulent scheme through the judicial system, Vernon and Keith Gleasman were subjected to the aforesaid

Arbitration Award.

               32.     By reason of the foregoing, Vernon and Keith Gleasman have been damaged to the extent which the said Award provides for monetary damages, together with the costs associated with the Arbitration, including reasonable attorneys fees, and such other and further relief as deemed just and proper.

6

FIFTH COUNT

               33.     The Plaintiffs repeat, reiterate and reallege each and every allegation contained in paragraphs "I" through "32" above with the same force and effect as though set forth at length herein.

               34.     Under the contract described hereinabove at paragraph "9", among other terms and conditions, MMI was to receive a five percent (5%) interest in all royalties and other sums and like benefits to become due under any future agreements which licensed or assigned, in whole or in part, the hydraulic pump and motor, and the continuously variable transmission for which the pump and motor were designed.

               35.     However, in and about February 23, 1993, because Vernon and Keith Gleasman believed at the time that Mr. McElroy and MMI were acting in good faith, Vernon and Keith Gleasman assigned an additional fifteen percent (15%) interest to the Defendant, TRI-MC, a partnership of which Mr. McElroy is and was at all relevant times a partner (see Exhibit "C' hereto).

               36.     Said assignment contract was entered into by Vernon and Keith Gleasman without knowledge of the false and fraudulent misrepresentations, concealments and related conduct of Mr. McElroy and MMI, as alleged hereinabove.

               37.     Mr. McElroy's false and fraudulent representations, concealments and related conduct, as aforesaid, were made with the specific intent to induce Vernon and Keith Gleasman to offer the increased interest to TRI-MC.

               38.     Vernon and Keith Gleasman, in express reliance upon Mr. McElroy's representations and perceived good faith, executed said assignment contract.

7

               39.     Vernon and Keith Gleasman's reliance in these regards was reasonable under the circumstances.

               40.     Accordingly, the Plaintiffs respectfully demand the rescission of the said assignment contract .

               WHEREFORE, the Plaintiffs demand judgment as against the Defendants on the First, Second, Third, Fourth and Fifth Counts in amounts to be determined at trial, with applicable interest, together with the costs and disbursements of this action, and for such other and further relief as this Court deems just and proper.

DEMAND FOR JURY TRIAL

The Plaintiffs, KEITH GLEASMAN, VERNON GLEASMAN and TORVEC, INC., by and through their attorneys, GALLO & IACOVANGELO, LLP, hereby demand a trial by jury on all legal issues to be determined herein.

Dated:      Rochester, NY
                November 10, 2000

Yours, etc. GALLO & IACOVANGELO, LLP /S/ JOSEPH B. RIZZO Joseph B. Rizzo, Esq. of counsel Lead Counsel for Plaintiffs 39 State Street, Suite 700 Rochester, NY 14614 (716) 454-7145

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AGREEMENT

               This Agreement is made and entered into at Tulsa, Oklahoma, effective as of the 10th day of October, 1991, by and between VERNON E. GLEASMAN and KEITH E. GLEASMAN, having their principal place of business at 11 Pond View Drive, Rochester, New York 14534 (herein called "GLEASMANS'), and McELROY MANUFACTURING, INC., an Oklahoma corporation, having its principal place of business at 833 North Fulton Avenue, Tulsa, Oklahoma 74115 (herein called "MMI").

ARTICLE I

               1.01     The GLEASMANS are the sole owners of certain valuable intellectual property ("Inventions") which may be described as follows: (1) a continuously variable geared transmission (patent pending); and, (2) a variable volume constant horsepower hydraulic pump with motor (depicted in the drawing which is attached hereto as Appendix A). For the purpose of marketing both of said Inventions, the GLEASMANS wish to acquire the ability to manufacture from one to five prototypes of the pump and motor in order to demonstrate its performance and that of the transmission in operation with it. By the term "prototype" herein is meant a completed embodiment intended to be operational and on which performance can be demonstrated and measured and future models patterned.

               1.02     MMI has examined Appendix A and represents that it has
the technical expertise and manufacturing capability to manufacture prototypes of the pump and motor.

1.03 The parties now desire to enter into this Agreement whereby MMI manufactures for the GLEASMANS prototypes of the pump and motor in exchange for MMI receiving an interest in future royalties from the Inventions defined herein.

ARTICLE II

               2.01     MMI will manufacture at its expense from one to five prototypes of the pump and motor according to specifications given by the GLEASMANS. The number of prototypes to be built (up to five) shall be determined solely by the GLEASMANS in the exercise of good faith taking into consideration, among other things, the viability of the design, and whether additional prototypes will materially assist in the marketing of either Invention.

               2.02     In addition to all necessary labor, materials, and equipment for said manufacture, MMI will furnish at its expense its technical know-how and skill in said manufacture including the final design and detailing of each prototype. In case of conflict in matters of design and manufacture, the judgment of the GLEASMANS shall control; however, under this Agreement, MMI is required only to exercise reasonable care and diligence, and to perform in a good and workmanlike manner, and MMI does not guarantee the successful operation of the prototypes.

               2.03     In exchange for said performance by MMI, the GLEASMANS will assign to MMI a five percent (5%) interest in all royalties and other sums and like benefits to become due under any future
agreements licensing or assigning, in whole or in part, the

AGREEMENT

GLEASMANS' rights in the Inventions (defined at Paragraph 1.01) said assignments to be substantially the same as Appendix B attached hereto and incorporated herein, the execution of said assignments to take place immediately following the execution of any such future agreement. The time and manner of payment of such royalties and fees to inure to the benefit of and payable to MMI shall be determined at that time based on the terms of the licensing agreement entered into by the GLEASMANS. It is understood that this is a promise to assign an interest in future contractual royalties only, and is not an assignment nor promise to assign co-ownership in the patent rights of the GLEASMANS.

               2.04     Before the payment of any royalties to the GLEASMANS or MMI, royalty payments shall first be applied to reimburse the GLEASMANS and MMI for their actual out-of-pocket expenses reasonably related to the development of the Inventions, including the GLEASMANS' patent and other attorneys fees.

               2.05     All Improvements and technical know-how relating to the Inventions and arising from MMI's performance under this Agreement, originating with either party or the employees of either party, shall be the exclusive property of the GLEASMANS, and MMI agrees to assign any title or interest therein it may have or receive from its employees by assignment or otherwise. "Improvements" herein means any modification of an invention where such modification, if Unlicensed by the GLEASMA.NS, would infringe one or more claims of any patent granted to the GLEASMANS, past or future, for the Inventions.

AGREEMENT

               2.06     Within ten days of the effective date of this Agreement, MMI shall obtain from those of its employees who will do work under this Agreement or have access to confidential information or trade secrets under this Agreement see Art. III) a written agreement in a form satisfactory to the GLEASMANS agreeing to assign to MMI any title or interest they may have at any time in any such Improvement.

               2.07     All dies, tools, jigs, fixtures, and other inventories specially fabricated to perform this Agreement shall be the exclusive property of the GLEASMANS.

               2.08     MMI may contract to manufacture additional prototypes for any potential licensee or other person approved by the GLEASMANS. Any remuneration for such contract shall belong exclusively to MMI.

ARTICLE III

               3.01     MMI acknowledges that during the performance of this agreement, the GLEASMANS may be revealing information of a trade secret nature. MMI agrees that any information it receives that is designated confidential by the GLEASMANS at the time of disclosure Will be received and accepted in confidence. MMI will not disclose such information to anyone except employees in its organization, who shall be given prior notice by MMI of the obligation to keep the information confidential. MMI will use such information only for the purpose of performing this agreement.

               3.02     The obligation under this Agreement to maintain
confidentiality and to limit use shall terminate with respect to

AGREEMENT

any part of such information which appears in issued patents or which ceases to be confidential through no fault of MMI.

               3.03     In maintaining confidentiality, MMI shall use reasonable efforts at least commensurate with those it employs for its own confidential information. MMI shall not be liable for unauthorized revelations of information which occur in spite of such efforts.

ARTICLE IV

               4.01     Any controversy or claim arising out of or relating to this Agreement, or the breach or validity thereof, which the parties are unable to resolve within sixty (60) days after written notice by one party to the other party of the existence of such controversy or claim may be submitted to arbitration by either party and if so submitted by either party shall be finally settle by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association.

               4.02     The arbitration shall take place in Rochester, New York; provided, however, that if the arbitrators determine that such locale is not convenient for all parties, then the arbitrators shall have the power to determine a more convenient locale for all parties, if any.

               4.03     The decision by the arbitrators shall be binding and conclusive upon the parties, their successors, and assigns and they shall comply with such decision in good faith, and each party hereby submits itself to the jurisdiction of the courts of the place where the arbitration is held, but only for the entry of judgment with respect to the decision of the arbitrator(s)

AGREEMENT

hereunder, and judgment upon such award may be entered in any court having jurisdiction thereof.

ARTICLE V

               5.01     Neither this Agreement nor any part or interest herein shall be assigned by either party without the prior written consent of the other party, which consent shall not be unreasonably withheld.

               5.02     The terms and provisions of this Agreement may not be modified except by written instrument duly executed by each party hereto.

               5.03     This Agreement shall be binding upon, and inure to the benefit of the parties, their respective successors, heirs, legal representatives, assigns, agents and employees.

               5.04     This Agreement contains the entire agreement between the parties and supersedes any and all prior agreements, arrangements, or understandings between them.

               5.05     This Agreement shall be governed by, construed and enforced, in accordance with and subject to, the laws of the State of New York.

               5.06     This Agreement may be executed in a number of identical counterparts, each of which shall be deemed an original.

               IN WITNESS WHEREOF, Vernon E. Gleasman and Keith E. Gleasman have signed this Agreement in their own behalf, and McElroy Manufacturing, Inc., has caused its corporate seal to be affixed

AGREEMENT

and duly attested and this agreement to be signed by its authorized representative.

__10/10/91___________
     Date

__10/10/91___________
      Date

/DATED: 10/10/91 AND SIGNED BY/ MARGARET A. BECK,

NOTARY PUBLIC

STATE OF NEW YORK

Commission Expires: 11/30/92

_October 4, 1991_________
      Date

Attest:

/s/ Peggy McElroy Tanner__
Secretary

_/S/ VERNON E. GLEASMAN___ VERNON E. GLEASMAN _/S/ KEITH E. GLEASMAN_____ KEITH E. GLEASMAN McELROY MANUFACTURING, INC. By /S/ A.H. McELROY II Its Vice President-General Manager (SEAL)
IMPORTANT NOTICE THIS AGREEMENT IS SUBJECT TO BINDING ARBITRATION (See Article IV) THIS AGREEMENT IS GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (see Paragraph 5.05) AGREEMENT Page 7

[DIAGRAM OF VARIABLE GEARED TRANSMISSION AND VARIABLE VOLUME CONSTANT HORSEPOWER HYDRAULIC PUMP WITH MOTOR]

APPENDIX A

STATE OF NEW YORK
COUNTY OF ___________________                         ASSIGNMENT

               For value received, we, the undersigned Assignors, and sole co-owners, hereby assign to McElroy Manufacturing, Inc., Assignee, five percent (5%) of all royalties and other sums now due or to become due to Assignors under a license agreement with _______________ dated _________________ respecting Assignors' invention in continuously variable transmissions (Patent Application __________), and authorize ________________ to pay direct to Assignee all such royalties and sums.

               The royalties assigned herein are net royalties subject only to the costs (including attorneys fees), if any, incurred by Assignors in the defense of Assignors' rights under said license agreement and the patent which issues on said patent application, and Assignee agrees to remit to Assignors upon demand its pro rata share (herein e.g. 5%) of said costs up to and not greater than the amount of gross royalties actually received by Assignee.

               This assignment is to be governed by, and construed and enforced in accordance with, the laws of the State of New York.

               Dated this 10th day of October, 1991.

SIGNED AND NOTARIZED BY MARGARET A. BECK NOTARY STATE OF NEW YORK Commission Expires: 11/30/92

/S/ VERNON E. GLEASMAN
Vernon E. Gleasman, Assignor

/S/ KEITH E. GLEASMAN
Keith E. Gleasman, Assignor

/S/ A.H. McELROY II
McElroy Manufacturing, Inc., Assignee
by A.H. McElroy II, P.E.,
Vice President-General Manager

APPENDIX B

AMERICAN ARBITRATION ASSOCIATION
COMMERCIAL ARBITRATION DIVISION

________________________________________________

VERNON E. GLEASMAN and KEITH E. GLEASMAN

                                           Claimants,

               vs                                                              CASE NUMBER
                                                                               15 199 00193 97 MJC

McELROY MANUFACTURING, INC.,

                                           Respondent.
________________________________________________

MEMORANDUM DECISION
AND AWARD

               The claimants, Vernon E. Gleasman and Keith E. Gleasman, (Gleasmans) are, and have been inventors of various automotive components. Vernon Gleasman, the father, has for years past, accumulated a number of patents relating to the automotive industry. This case involves a particular device on which the claimants hold patents, to wit, an infinitely variable transmission (IVT) sometimes referred to as a continuously variable transmission (CVT). Unlike conventional transmissions, the IVT provides for the transition from the lowest gear ratio to the highest gear ratio without fixed positions in between. For Instance, in any automobile currently on the market, of course, if it has a manual transmission, the driver shifts into predetermined gear ratios. In an automatic transmission, although the driver does not control the shifting from one gear ratio to another, the gears automatically shift into predetermined gear ratios, the highest usually being a one to one ratio.

1

                In addition to its applications to automobiles and trucks, the IVT is of substantial advantage to farm equipment, military equipment and other machinery generally in which gear ratios are integral to the operation.

                The claimants, in conjunction with the IVT, also invented and patented an hydraulic pump and motor for use in automobiles. The hydraulic mechanism (pump and motor), operates at a constant velocity with variable nutation controlling the flow of fluid from the pump to the motor, that in turn, controls the speed of the motor which thereby controls the variation in gear ratio.

                The respondent, McElroy Machinery, Inc., is a corporation of which Arthur Hamilton McElroy, II, is President and CEO, ("Chip McElroy"). The corporation is equipped to design, manufacture, assemble and test special products, and has a history of particular experience in the area of hydraulic mechanisms. It is a sizeable facility with up to date equipment, and it utilizes a Computer Assisted Design system (CAD) and a Computer Assisted Manufacturing system (CAM). These systems provide for the utilization of computers to create drawings, three dimensional models and other computer models, to determine the mathematics involved in design computations, and to finally provide for the actual manufacture by computer. In short, MMI was a large, machine shop, fabrication and manufacturing facility, capable of designing and manufacturing production models, as well as prototypes in addition to its ability to fabricate and manufacture production products.

               The Gleasmans, in the summer and fall of 1991, seeking which could manufacture prototypes of its pump and motor, came into contact with MMI and ultimately, entered into a written Agreement on October 10, 1991, ("Agreement") for the manufacture, by
MMI, of from one to five prototypes of a pump and motor depicted in Appendix A, annexed to

2

the Agreement, and according to specifications provided to MMI by the Gleasmans. The contract is Plaintiff's Exhibit 12 in evidence. MMI, in turn was to bear all expenses for materials and labor, and as compensation, would receive "...a five percent (5%) interest in all royalties and other sums and like benefits to become due under any future agreements licensing or assigning, in whole or in part, the GLEASMANS' rights in the Inventions...".

               There was no guarantee of any payment to MMI, and conversely, "MMI" is required only to exercise reasonable care and diligence, and to perform in a good and workmanlike manner, and MMI does not guarantee the successful operation of the prototypes".

               The Gleasmans set forth three claims in their statement of claims. The first alleging that MMI has materially breached the Agreement in that it never delivered to claimants a single hydraulic pump and motor according to specifications given by the claimants. The second, is that as a consequence of the alleged breach of Agreement in the first claim, that the claimants are discharged and relieved from paying any roy er Gleasmans in marketing and manufacturing of the hydraulic pump and motors.

               The respondent generally denies the allegations of the claims, and sets forth counterclaims that the claimant, the Gleasmans, have breached the contract by having abandoned their efforts to market and license the pump and motor as allegedly provided for in the Agreement. Respondents seek rescission for failure of this consideration, releasing the parties from all rights and liabilities of the Agreem

3

award of damages in an amount to be proved at the arbitration (alleged to be in excess of $750,000.00).

               The second claim of the respondent, MMI, is for a declaration that certain patents issued after the Agreement of October 10, 1991, to wit., U.S. Patents No. 5,513,553 (553) and 5,613,914 (914) are not subject to the assignment provisions of the Agreement, and that the invention described by Patent Nos. 553 and 914, do not infringe the prior Gleasman patent, to wit, 5,440,878 (878) describing the pump and motor which is the subject to the Agreement. Alternatively, if Patents 553 and 914 are found to fall within the assignment provisions of the Agreement, respondents' request that the Agreement be reformed to include those patents, entitling MMI to reimbursement of its expenses as well as royalties on said patents as provided for in the Agreement as mnended.

The claimants submitted a reply to the counterclaims denying the material allegations therein, and asserting that the patents (553 & 914) are subject to the assignment provisions set forth in the contract of October 10, 1991. In addition, four affirmative defenses are set out; one, that the respondents counterclaims failed to state a claim against the claimants; two, that the respondent is guilty fraud and of unclean hands, and that, therefore, equitable claims are barred; three, raises laches; four, asserts that the counterclaims are barred by the doctrine of estoppel.

               The parties set out on what seemed to be an amicable relationship after the Agreement was signed, and MMI, in pursuance thereof, did manufacture two sets of prototypes, that is two hydraulic pumps and two hydraulically driven motors. The first pump and motor were designated
CVT01 and CVT02, and were completed in February of 1992. That mechanism utilized a gimbal for the constant velocity joint (CV joint). The nutating swaashplate, which is supported by the CV

4

joint, can best be described as a circular cam, the purpose of which is to control the opening and closing of valves, which in turn control the flow of fluids into the motor. The volume of fluid pumped into the motor controls the speed of the motor, through which the transmission can change gear ratio from the lowest to the highest, or to any point in between.

               The tests on the CVT01 and CVT02 indicated that a different kind of CV joint would be required to meet the speeds and to hold the severe angles of the swashplate. Thereafter, a second separate hydraulic pump and motor were manufactured, bearing numbers CVT03 and CVT04. The odd number references the pump, and the even number references the motor. This new CVT03 and CVT04 used a Birfield CV joint based upon a beveled gearing system, the angle of the gears permitting the variation in angle of the swashplate.

               Both series of prototype pumps and motors vary from the drawing, Appendix A annexed to the Agreement, and from the very beginning, changes in that design were made. Neither model could, however, operate at 4,000 rpm and produce 4,000 psi in accordance with the Gleasman specifications. Revisions and testing seems to have been an on-going process. Again, the major problem was attributable to the CV joint necessary to hold the swashplate at 30° as it operated at 4,000 rpm. Moreover, the mechanism could not exceed sizes required for use with an IVT in an automobile. Thus, it was postulated that neither the gimbal nor the Birfield CV joint was adequate to meet the specifications required in order for the mechanism to be commercially viable.

               In order to obviate this design deficit, the Gleasmans invented a spherical gearing system to be used in the CV joint. Spherical gearing is also referred to as lunar pitch gearing (LP gearing) which the Gleasmans were confident would solve the problem. A CV joint utilizing LP

5

gearing would allow the swashplate to nutate 30° and beyond, and Gleasman believed that it could maintain that angle at speeds of up to 4,000 rpm; that the LP gear can provide an angle swing of 90° , or 45° in each direction, and effectively do its job.

               In February 1993, MMI, at the request of the, Gleasmans, made CAD images of the spherical gear from a wooden model supplied by the Gleasmans. At this point in time, the claimants and respondent were working well together, beyond the requirements of the Agreement, and were cooperating in the development of the prototype pump and motor. On February 23, 1993, the Gleasmans amended the original contract by providing an additional 15% interest in the royalties to a partnership known as Tri-Mc, consisting of Mr. A.H. "Chip" McElroy, his mother and his sister, all principals of McElroy Manufacturing, Inc.' Thus, subject to the terms of the amending letter, respondent's Exhibit 11 in evidence (Amendment), MMI thenceforth had a 20% interest in royalties to be received by the Gleasmans. In just what MMI had, or has a 20% interest, will be discussed infra. The letter does recognize and acknowledge that MMI was performing "superbly" and had gone beyond the commitment of the October 10, 1991 Agreement, assuuming the performance of other duties and services, including marketing efforts, presentations of the product, and negotiations with potential licensees, all of which was the responsibilities of the Gleasmans in the original contract. if not expressly, certainly by implication.

               Concerning intellectual property, the contract provides:

2.05  All Improvements and technical know-how relating to the Inventions and arising from MMI's performance under this Agreement, originating with either party or the employees of either party, shall be the exclusive property of the

__________________________________

               'This partnership and the individual partners will be included and treated in the term "Respondent" or "MMI" for the purposes of this decision, unless the contrary is indicated, or where the meaning would prevent such inclusion.

6

GLEASMANS, and MMI agrees to assign any title or interest therein it may have or receive from its employees by assignment or otherwise.
"Improvements" herein means any modification of an Invention where such modification, if unlicensed by the GLEASMANS, would infringe one or more claims of any patent granted to the GLEASMANS, past or future, for the
Inventions.

In this regard, as well as some others, the Agreement lacks clarity. Although the validity of the patent, or the co-inventorship thereof, is not within the purview of this arbitration, the issue of what constitutes an improvement is. If the technology is an improvement, as that is defined in the Agreement, then MMI is obliged to assign the same pursuant to Paragraph 2.05 thereof.

               The question, more directly, is whether the spherical or lunar pitch gear is an improvement, or constitutes technical know-how relating to the inventions subjecting that technology, and the products utilizing that technology, to the assignment set out in Section 2.05, and whether the improvement or technical know-how constitutes the exclusive property of the Gleasmans. "Inventions' is defined, for purposes of the Agreement, in Paragraph 1.01.

               There is a coordinate to Paragraph 2.05, numbered "Paragraph 2.06", which reads as follows:

2.06     Within ten days of the effective date of this Agreement, MMI shall obtain from those of its employees who will do work under this Agreement or have access to confidential information or trade secrets under this Agreement
(see Art. III) a written Agreement in a form satisfactory to the GLEASMANS agreeing to assign to MMI any title or interest they may have at any time in any such Improvement..

Assignments were, in fact, signed by those employees of MMI who worked on the project or had access to confidential information. Chip McElroy was among those employees who executed such an assignment.

7

               It appears that the project was progressing to the satisfaction of all parties until later in 1993. Differences arose which were never resolved, and an action was commenced by respondent and others against claimants in the United States District Court for the Northern District of Oklahoma, on August 18, 1997. That action, on motion, was thereafter stayed, and arbitration was directed in accordance with the provision of Article IV of the Agreement. After submission of the statement of claims, the answer thereto, and the reply, a hearing commenced on July 7, 1998, and continued on the 8th and 9th of that month. After adjournment, the hearing continued on November 16, 17, 18, 19 and was concluded on the 20th, 1998. In addition to the eight days of testimony, a number of exhibits were received in evidence comprising several hundred pages relating to the claims and counterclaims of the parties.

               Parenthetically, there emerge in this proceeding, two corporations, S.G.T. International Corp., a family corporation of the Gleasmans, and on whose stationery much of the correspondence appears, and Torvec, Inc., to which all of the Gleasman's patents and technology were assigned. It is clear that neither corporation affects the transactions with which this arbitration is concerned. Since the parties to the Agreements and to the arbitration are Vernon E. Gleasman and Keith E. Gleasman, Claimants, and McElroy Manufacturing, Inc., Respondent, any liability owed by claimant to respondent (who is also a counterclaimant) remain with the Gleasmans. Any corporation having been assigned any rights relating to the Agreement, the Amendment or transactions in issue have been taken by the assignees subject and subordinate to the rights of MMI, and conversely, MMI's obligations run only to the Gleasmans, and there is no privity or other relationship that can be discerned between any of the Gleasman's corporations and MMI.

8

In contravention of the second counterclaim asserted by the respondent, claimant seeks a declaration that certain additional patents on the spherical gear, hydraulic mechanism incorporating the spherical gear, and a universal joint incorporating the spherical gear, be determined to be improvements and technical know-how relating to the inventions in accordance with the language of Paragraph 2.05 of the Agreement, and that the same, therefore, are the exclusive property of the Gleasmans, and that MMI is obliged to assign any title or interest it may have therein, or receive from its employees, by assignment or otherwise.

               In addition to the claims and counterclaims asserted, the respondent, during the course of the proceedings, has requested that there be a determination that the claimants and respondent become joint venturers as a consequence of the conduct of the parties and the respondent's participation in the marketing, presentation, solicitation, design and development of the mechanisms going beyond those matters called for in the contract. Respondent asks for a declaration that such a joint venture exists.

               We will deal with the claims of the Gleasmans first.

               Regarding the first claim, that MMI has materially breached the Agreement by failing to deliver one or more prototypes of the pump and motor according to the Gleasman's specifications, that claim is denied. The Agreement calls for the production of one to five prototypes in accordance with Appendix A and the specifications provided by the Gleasmans. Additionally, the contract provides that MMI is only required to exercise reasonable care and diligence, to perform in a good and workmanlike manner, and that MMI does not guarantee the successful operation of the prototypes.

9

               There is little question that MMI produced two sets of prototypes, two motors and two pumps, CVT01, and CVT02, as well as CVT03, and CVT04. Those prototypes were produced and were admitted into evidence. They were manufactured in accordance with plans and specifications then provided to the respondent by the Gleasmans. At that point, it could be said that the contract had been fully performed by MMI since there is no provision in the Agreement that any prototype be produced other than in accordance with that annexed as Appendix A. There is no requirement that any other motor and pump be produced.

               There is no question, however, that both the claimant and respondent, the parties to the Agreement, went far beyond what was originally intended. It is that relationship which gives rise to the difficulties in resolving the issues here. Suffice it to say, however, that claimant did not produce any evidence that MMI failed to manufacture, at its expense, from one to five prototypes of the pump and motor according to specifications given by the Gleasmans. At the time of the completion of CVT01, 02, 03 & 04, there was no spherical gearing and the contract, when entered into, did not anticipate any spherical or lunar pitch (LP) gearing. Indeed, the first attempt (CVT01 &. CVT02) incorporated gimbal constant velocity joint (CV joint) in connection with the operation of the swashplate. CVT03 & CVT04 abandoned the gimbal and incorporated and used a Birfield CV joint. Although in testing these devices they did not meet the specifications, and could not attain 4,000 rpm or 4,000 psi, the contract did not oblige the respondent, MMI, to guarantee such results. Judging from the hundreds of pages of the exhibits, and almost 1,500 pages of testimony, it appears that a substantial effort was made to successfully produce prototypes. This effort was recognized on February 23, 1993, in the letter from the Gleasmans to Chip McElroy, in which they indicated that the Agreement of October 10, 1991, was immensely

10

successful and that the individuals at MMI were performing superbly. Under these circumstances, it would be difficult to conclude that the respondents were guilty of any breach of contract.

                The first claim is DENIED.

                The second claim, asserting that the Gleasmans are relieved of any obligation to pay royalties pursuant to the Agreement, is likewise denied. The relationship between MMI and the Gleasmans appears somewhat murky, which apparently deteriorated during the period from mid-1993, through 1994. The Gleasmans contend that they requested, on several occasions that MMI incorporate into a prototype, the LP gearing. We do not find any written document requesting that. However, it does appear that MMI did embark upon the construction of a CAD model of the lunar pitch gearing, and did build a metal model which was received in evidence as respondent's Exhibit 27. It was entitled "LP Gear Swash Mechanism". During the period of disagreement between the parties, there was not a fully operable lunar pitch swash device manufactured for use in the hydraulic mechanisms. There were backlash problems and MMI participated in the redesign of the gear teeth to assist in alleviating this problem. There is something to be said for the position of the respondent that they were not kept "in the loop" regarding -the Gleasrnan's wishes and did not receive any specific instructions to incorporate the LP gearing in a new and additional prototype.

                Although Vernon Gleasman did testify that there was an excited telephone conversation, during which his pique resulted from MMI's refusal to incorporate the spherical gearing in a prototype hydraulic pump and motor, there appears a lack of clarity with regard to a definitive written request or specification indicating the incorporation of the LP gears into the prototypes.

11

It may be true, as contended by the claimants, that the respondent, MMI, did a lot of writing, and that the claimants did not, but they, claimants, communicated. However, it would appear, under the circumstances here, where there are so many writings regarding so many subjects, that the incorporation of the LP gearing into the prototypes would appear in some written instructions from the Gleasmans to MMMI, or at least in some written modification of the Agreement. Indeed, on May 16, 1994, contrary to the testimony of Vernon Gleasman, a letter signed by James M. Vogt (Respondent's Exhibit 15, Pages 17 & 18) clearly indicate:

"At the present, you are not being called upon to do any development or manufacture of any model or design, and your resultant inactivity in no way impairs either of your two agreements with the patent owners."

                In view of the language of that letter and the conduct of the parties, and the various exhibits indicating ongoing work on the lunar pitch concept, the second claim of the claimants must be denied, and they are not relieved of the obligation to pay royalties pursuant to the Agreement. The extent of these royalties will be discussed hereinafter.

                The second claim is DENIED.

                Regarding the third claim, that MMI has purposely delayed production of the prototypes of the pump and motor in order to seek competitive advantage, the claimants have produced no evidence to support such claim. In the almost 1,500 pages of testimony and in the many documents submitted in evidence, there is nothing that establishes such bad faith on the part of MMI. There is no question that the parties were no longer amicably cooperating, but that certainly does not indicate that there was an ulterior motive on the part of MMI. Such serious allegations would require substantial evidence in keeping with the usual burden which falls upon a

12

plaintiff, (here a claimant), to prove by a perponderence of the credible evidence that the respondent, MMI, proceeded in any way other than in good faith, and tried to steal or otherwise arrogate unto itself the technology of the Gleasmans, or the opportunity to market the product of the Gleasmans. In the absence of such a showing, there can be no damage to the claimants.

                The third claim is DENIED.

                We turn now to the counterclaims asserted by the respondents, MMI. The first counterclaims asserted in the answer seeks damages in excess of $750,000.00, resulting from claimant's breach of the Agreement by abandoning their efforts to market and license the pump and motor, and to circumvent the Agreement by concentrating their efforts on the development and sale of other technology, resulting directly from respondent's work on the project, which technology was incorporated in Patents 553, of May 7, 1996, and 914 of May 25, 1997, the latter relating to a universal coupling. The request by respondent that the Agreement be rescinded, the parties released from any further liability thereunder, seeking restitution of the amounts expended, and relief from any assignment of patent rights to the Gleasmans is not sustainable. MMI has failed to prove that Gleasmans abandoned their efforts to license the pump and motor .

                MMI set out to, and did in fact, perform the Agreement. It continued to work on the development of a prototype pump and motor beyond the requirements of the Agreement, in consequence of which their royalty was increased from 5% to 20% (the 15% agreed to be paid to Tri-Mc will be considered as payable to MMI). However, once the respondent received the letter of May 16, 1994, indicating that MMI would not be called upon to do anything further regarding development or manufacture of a model or a design, there was nothing further for MMI to do.

13

That letter did insure that the resulting inactivity would in no way impair the agreements theretofore signed with the patent holders (emphasis added). Thus, MMI remains entitled to 20% of any royalties received in accordance with the terms of the original Agreement and the amendment thereto.

                The first counterclaim is DENIED.

                The second counterclaim seeks a declaration that Patents 553 and 914 are not subject to the Agreement, and do not fall within the assignment provisions of the Agreement, contending that the inventions 553 and 914 do not fall within the definition of improvements and technical know-how relating to the inventions since the same are not modifications which, "...if unlicensed by the GLEASMANS, would infringe one o

                In support of its position, MMI produced Daniel W. Sixbey, a patent attorney with 36 years experience in the field. Mr. Sixbey testified, basically, that the spherical gearing and its application, other than to the pump and motor described in Appendix A to the Agreement, are not improvements and technical know-how as defined in Section 2.05 of the Agreement. The real question, as I see it, is whether the imp

14

               Mr. Sixbey indicated that in the patents granted, to wit., 553, 914 and 5,647,802 (802)2, all of witch were granted subsequent to any of the patents granted or pending on October 10, 1991, the date of the Agreement. Mr. Sixbey testified that none of the prior art was mentioned nor were any of the earlier patents concerning the hydraulic pump and motor, or the infinitely variable transmission mentioned in the applications or in the patents themselves. Mr. Sixbey observed that Appendix A is actually different from Patent 878, although Patent 878 itself deals with either modifications or improvements to Appendix A, according to Mr. Sixbey. The new Patent 553, is a pump and motor which incorporates the spherical gearing, but not the same pump and motor shown in Appendix A. The first page of 553 does not cite the earlier Gleasman Patent 878 as relevant to the 553 patent. Similarly, Patent 914 makes no reference to Patent 878. Patent 914 shows a universal joint to transmit power from one shaft to another, however, such a constant velocity universal joint was, indeed, part and parcel of the development of the pump and motor which was the subject of the Agreement. It was a different form of coupling than that in Appendix A, or in the prototypes manufactured by MMI but, however, such a constant velocity joint was an integral part of the hydraulic mechanisms.

                From a technical patent standpoint, it may be that Mr. Sixbey is correct in his analysis with respect to the similarities or differences between the earlier patent, 878, and the later patents, 553, 914 and ultimately, 802. However, it appears from the language of the contract, when related to the work performed that, whether or not these subsequent patents concerning lunar pitch gearing,

_____________________________

                2 This patent was issued on July 15, 1997, only one month before the commencement of the action in the U.S. District Court in Oklahoma, and relates to spherical gears without any particular product to which it may be applied.

15

or spherical gearing are improvements, they do appear to constitute technical know-how relating to, and improvements on the inventions arising from MMI's performance under the Agreement. The spherical gearing was developed in conjunction with the on-going design changes and development of the prototype hydraulic pump and motor for purposes of the infinitely variable transmission. The fact that the spherical gearing could be applied, and has been applied to other uses and products than the hydraulic pump and motor, does not negate the fact that the same is related to the inventions, to wit., hydraulic pumps and motors, and arises from MMI's performance under the Agreement.

                When it was observed that the hydraulic mechanisms, pump and motor, could not reach the required rotational speed, or the required psi, and when it was agreed that this deficiency was attributable to the constant velocity joint and the rotating and nutating swashplate, the Gleasmans came up with the idea of this spherical gearing, which would permit constant velocity rotation with variable nutation at a 30° pitch, presumably at the required speed. Indeed, it appears that the pitch can swing 90° , 45° in each direction. The Gleasmans then built the wooden model of this spherical or lunar pitch gearing. Claimant's Exhibits 165A through 165D are photographs of the wooden model of the spherical gearing. Respondent's Exhibit 27 is a metal model of the same lunar pitch gear. This metal model. entitled LP Gear Swash Mechanism, is similar to the wooden model in concept, and is in effect, intended to represent the spherical or lunar pitch gearing to be applied to the swashplate for incorporation into the hydraulic mechanisms.

               Vernon Gleasman did testify that he had discussed with David Porter, MMI's engineer, spherical gearing and the matters which had to be worked on to perfect that technology. It is clear that the development of the lunar pitch gear was done specifically for purposes of

16

incorporation into the hydraulic pump and motor and, therefore, was an improvement and technical know-how relating to the inventions, and arising from MMI's performance under the Agreement. Whether, for purposes of patentability, the invention is different from the earlier patents, is probably not really relevant.

               Certainly, this improvement, the application of spherical gearing, if unlicensed by the Gleasmans, would infringe claims of a patent granted to the Gleasmans, past or future. As at October 10, 1991, Patent 553, 914 and 802, were future patents of which, if unlicensed by the Gleasmans, one or more of the claims contained therein would be infringed. Certainly, incorporation of the spherical gearing into any hydraulic system, or any other system or device, would infringe those patents. The question is: "Does the spherical gearing relate to the Invention?". I believe it must relate since it was developed in connection directly with the development of the hydraulic pumps and motors, of which the prototypes were built, which were the subject of the Agreement, and which was intended by the parties to be incorporated into the hydraulic pump and motor. Although Appendix A can be considered, with respect to the breach of contract claim, the only hydraulic system of which MMI was obliged to build prototypes, those prototypes were amended versions of Appendix A from the very moment they were built. Things were changed and components incorporated which were different from Appendix A, but such changes, like the invention of the spherical or lunar pitch gearing, were evolved within the process of the development of the hydraulic pump and motor arising from MMI's performance under the Agreement.

               In view of the foregoing, the technology, improvement and the patents issued thereon, developed in connection with the performance of the Agreement and the development of the

17

hydraulic system generally, are subject to the assignment provisions of Paragraph 2.05 of the Agreement, and MMI is obliged to assign any title or interest therein it may have or receive from its employees by assignment or otherwise. It is, therefore, determined that any interest in Patents 553, 914 and 802 or the technological concepts incorporated therein, and the claims made therein, are assigned to the Gleasmans and become, and are, the exclusive property of the Gleasmans, subject to the payment of royalties as discussed hereinafter. Any issues relating to inventorship are subsumed in the assignment. The technology and the patents belong to, and are owned by the Gleasmans.

               The second counterclaim, insofar as it seeks a declaration that Patent Nos, 5,513,553 and 5,613,914 are not subject to the assignment provision of the Agreement is DENIED.

               In connection with the assignment pursuant to Paragraph 2.05 of the Agreement, the Gleasmans are obliged to pay to MMI, including Tri-Mc, and the individual partners of that partnership, an interest of 20% in all royalties and other sums and like benefits to become due under any Agreements, licensing or assigning in whole or in part, the Gleasman's rights in the inventions in accordance with the provisions of Appendix B annexed to the Agreement, and the Amendment, respondent's Exhibit 11 in evidence, amending the said Agreement of October 10, 1991, to provide for an additional 15% interest in the royalties and other sums set forth in Paragraph 2.03 of the said Agreement.

               Prior to the payment of any royalties to the Gleasmans or MMI, royalty payments shall first be applied to reimburse the Gleasmans and MMI for their actual out of pocket expenses, reasonably related to the development of the inventions, including the Gleasman's patent and other attorney's fees. The amount of these will be discussed hereinafter. The 20% interest

18

retained by MMI in the royalties and benefits as set forth in the Agreement shall extend to any and all applications of the spherical gearing, including, but not limited to Patents No. 5,513,553, 5,613,914 and 5,647,802, all issued by the United States Patent Office respectively on May 7, 1996, March 25, 1997, and July 15, 1997. The parties shall now and in the future, execute any and all documents or instruments necessary to effect the purposes of this determination concerning the assignment by MMI to the Gleasmans in accordance with Paragraph 2.05 of the Agreement and the assignment of the 20% interest in all royalties and other sums and like benefits as provided in Paragraph 2.03 of the Agreement and in the Amendment.

               The alternative relief in the second counterclaim, insofar as it requests a declaration that Patent Nos. 5,513,553 and 5,613,914 are included in the Agreement, particularly Paragraphs 2.03 and 2.04 is GRANTED.

               The next question which much be decided is the appropriate application of Paragraph 2.04 with respect to the damages claimed in this case. During the testimony, MMI, through Chip McElroy, produced, or there were produced, claimant's Exhibits 169, and respondent's Exhibit 25. Each is a summary, claimant's 169, a summary as at May 10, 1994, of the cost alleged by MMI to have been incurred and for which reimbursement should be made from royalty payments as out of pocket expenses reasonably related to the development of the inventions. Exhibit 25 is a similar document as at May 29, 1998, approximately four years later, in which the same items are set forth, but the amounts thereof increased. On examination, these documents were established as the summaries of the cost accounting done with respect to the work performed by MMI. The supporting detailed documentation was present in the room, and was examined by the attorneys for the claimant.

19

               Although there was some examination as to whether the labor costs included overhead, Chip McElroy testified that the cost accounting considers their labor costs for fabrication and labor costs for engineering to be $40.00 and $50.00 per hour respectively, which includes an attribution of overall fixed costs to each hour of labor. This is an appropriate method of accounting for this type of industry, and the hourly charges are reasonable. These hourly amounts do not include profit, which in the appropriate circumstances would be added. That is to say that the summaries, and the documents supporting those summaries, are the costs of labor and materials incurred by MMI prior to any profit. There was a question raised regarding the material costs under an item entitled "SGD Development" which appears on the exhibits. In the May 10, 1994, (Claimant's 169 in evidence) the material costs of $38,994.00 are extrapolated to an item total of $38,994.00, however, on May 29, 1998, that same item ($38,994.00) is extrapolated in the item total to $54,631.46, without explanation. (See Respondent's Exhibit 25) In the absence of an explanation, there should be deducted the difference, or $15,632.46 from the total. Other than that item, there is no refutation of the items set forth and thus the total of $878,334.07 should be reduced by $15,634.46, for an actual total of $862,699.61.

               Thus, when as and if, royalties or other sums and like benefits become due under any future Agreements, licensing or assigning, in whole or in part, for the payment of any royalties, MMI is entitled to, and should be paid, $862,699.61, as provided in said Paragraph 2.04 of the Agreement as amended, before the payment of any royalties to the Gleasmans or MMI.

               Thus, when as and if, royalties or other sums and like benefits become due under any future Agreements, licensing or assigning, in whole or in part, for the payment of any royalties, MMI is entitled to, and should be paid, $862,699.61, as provided in said Paragraph 2.04 of the Agreement as amended, before the payment of any royalties to the Gleasmans or MMI.

               Thus, when as and if, royalties or other sums and like benefits become due under any future Agreements, licensing or assigning, in whole or in part, for the payment of any royalties, MMI is entitled to, and should be paid, $862,699.61, as provided in said Paragraph 2.04 of the Agreement as amended, before the payment of any royalties to the Gleasmans or MMI.

               Thus, when as and if, royalties or other sums and like benefits become due under any future Agreements, licensing or assigning, in whole or in part, for the payment of any royalties, MMI is entitled to, and should be paid, $862,699.61, as provided in said Paragraph 2.04 of the Agreement as amended, before the payment of any royalties to the Gleasmans or MMI.

               Although in the opening statement, counsel for the Gleasmans indicated "...that MMI is liable to the Gleasmans in damages in the millions of dollars", no evidence has been produced regarding any damage to the Gleasmans. There were no documents, nor did any witness testify to

20

any calculation of damages suffered by the Gleasmans. Although there is no doubt that expenses and costs were incurred by the Gleasmans during that period subsequent to October 10, 1991, the nature and amount stand unproven. Any such future cost or expenses incurred by the Gleasmans would, likewise, be covered by Paragraph 2.04 of the Agreement, and before the payment of any royalties to the Gleasmans or MMI, royalty payments shall first be applied to reimburse the Gleasmans as well as MMI for the out

               During the testimony, Keith Gleasman testified that MMI refused to develop the technology and build the required machinery and that the technology had been incorporated (the spherical gearing) in a pump and motor, however, there is no proof of any such arrogation of the technology by MMI to its own use. Further, Keith Gleasman testified that this conduct by MMI prevented Gleasmans from getting their technology to t of the technology for its own benefit to the exclusion of the Gleasmans. The claim by Keith Gleasman that Gleasmans were damaged in the amount of some $20 million is without any foundation, and although it was suggested that they bring in experts to prove any damages incurred by them, there was no such evidence proffered at the hearing. In view of the Gleasman's failure to establish any damages (and they may have had some), no award can be made for such damages. Since they did not prove any expenses, no r is it an Agreement for the sharing of profits or losses.

               I cannot agree that the combination of skills and efforts of the parties suggest that they intended to establish a contractual relationship between themselves akin3 to that of joint venturers (emphasis added). Whether akin or not, the parties were not joint venturers, and the relationship which they intended to establish between themselves is set forth in the Agreement. Thus, no joint venture was established in this case, and the parties remain as promisors and promisees of the rights and obligations set forth in the Agreement as amended.

___________________________

               3A phrase used by the attorney for respondents in the proposed findings of fact and conclusions of law, number 16 at page 19.

22

               The four affirmative defenses raised in claimants' reply to respondent's counterclaims are unsupported and claimants made no attempt to introduce any evidence to support those affirmative defenses. Therefore, all of the affirmative defenses are DISMISSED.

CONCLUSION
1.	All claims and counterclaims for breach of contract are DENIED.
2.

The respondent's claim that Patent Nos. 5,513,553 and 5,613,914 and 5,647,802 are not the subject of the assignment provisions of the Agreement is DENIED, and it is determined that the said patents are subject to the said assignment provisions.

3.	The claimants are awarded ownership of Patent Nos. 5,513,553 and 5,613,914 and 5,647,802, and their claim of ownership and the right to assignment of any interest in those patents is GRANTED.
4.

The respondents are awarded a 20% interest in all royalties and other sums and like benefits as provided in Section 2.03 of the contract to the extent such is requested in the second counterclaim, the relief is GRANTED.

5.

The request for damages by respondent is GRANTED to the extent that respondents are awarded $862,699.61 to be paid out of all royalties and other sums and like benefits to become due as provided in Paragraph 2.03 of the Agreement and Paragraph 2.04 of the Agreement before the payment of any royalties to the Gleasmans or MMI. The payment of such amount is due only as, if and when royalties are paid to the Gleasmans for the patents or technology referred to herein.

6.	The claimants' demand for damages, in the absence of any proof thereof is DENIED.

23

7.

The administrative fees and expenses of the American Arbitration Assoc. (Association), totaling $9,562.25, shall be borne equally by the parties. Therefore, Claimant is to pay to the Association $500.00 for that portion of its share of administrative fees still outstanding. The Respondent shall pay to the Association $150.00 for that portion of its share of administrative fees and expenses still outstanding.

8.	The compensation and expenses of the arbitrator, totaling $8,400.00 shall be borne equally by the parties, and has been paid.

The foregoing constitutes the decision and award by the undersigned arbitrator in accordance with the proofs adduced and the applicable law.

Respectfully submitted, /S/ JAMES M. HARTMAN James M. Hartman Arbitrator

Date: April 22, 1999

24

[LETTERHEAD PAPER-
S.G.T. STEPLESS GEAR TRANSMISSION
INTERNATIONAL CORP.]

February 23, 1993

Mr. A.H. "Chip" McElroy II, P.E.
Partner
Tri-Mc, An Oklahoma Partnership
833 North Fulton
Tulsa, Oklahoma 74115

Dear Chip:

               Our Agreement of October 10, 1991 with MMI has proven to be an immensely successful one for us all. In our opinion, all individuals involved at MMI are performing superbly.

               Beyond the commitments of that Agreement, however, you, Peggy, and Donna, have made additional and important contributions to our efforts to market the technology. We make particular reference to our many constructive discussions, your polished presentations of our product, and your participation in our negotiations with third parties. We wish to recognize these contributions of the three of you in a material way.

               As you know, other individuals working with us have been promised an interest in future royalties when they materialize in return for faithfully and diligently contributing their capabilities to our efforts for as long as is necessary to license the inventions. We would like to extend the same proposal to the three of you.

               If you, Peggy, and Donna will continue to assist our efforts in the future, to the same extent as you have done in the past, we will assign to your Oklahoma partnership, Tri-Mc, a 15% royalty interest of the same description as the 5% interest we have committed to assign MMI at Paragraph 2.03 of the Agreement.

               Since none of you could possibly perform in the future as you have done in the past without MMI, it should be understood that this proposal is also contingent upon MMI satisfactorily performing its Agreement with us.

               The assignment, substantially as the attached form and for 15%, will be executed in favor of and delivered to Tri-Mc immediately after the execution of the first agreement licensing or assigning, in whole or in part, our rights in the pump and motor. "First agreement" does not include a license to a joint venture we create to license others; or, any option agreement, although we will deliver to Tri-Mc 15% of any option payment when received.

3307 NORTHLAND DRIVE, SUITE 420 - AUSTIN, TEXAS 78731 - 512/424[RESPONDENT'S EXHIBIT 11].

Mr. A.H. McElroy II, P.E.
February 23, 1993

A separate and like assignment of royalties for the orbital transmission (U.S. Patent No. 5,186,692) will be delivered at the same time. The Agreement with MMI remains in effect and unchanged.

Please indicate your acceptance of these terms below and return an original to us at your earliest convenience.

/S/ VERNON E. GLEASMAN Vernon E. Gleasman /S/ KEITH E. GLEASMAN Keith E. Gleasman

Tri-Mc,
An Oklahoma Partnership

By: /S/ A.H. MCELROY II
A.H. McElroy II, P.E.
Partner, and individually

By: /S/ DONNA M. DUTTON
Donna M. Dutton
Partner, and individually

By: /S/ PEGGY M. TANNER
Peggy M. Tanner
Partner, and individually